Exhibit 99.1

FOR IMMEDIATE RELEASE

THE MINT LEASING, INC. ANNOUNCES 2008 OPERATING RESULTS

PRE-TAX INCOME BEFORE NON-RECURRING CHARGE IMPROVES 132% AS REVENUES RISE 65% TO RECORD $50.0 MILLION

HOUSTON, Texas – April 16, 2009 – The Mint Leasing, Inc. (OTC BB: MLES), which provides innovative leasing services to customers of franchised automobile dealers throughout the United States, today announced its operating results for the year ended December 31, 2008.

For the twelve months ended December 31, 2008, revenues increased 65% to a record $50.0 million, compared with revenues of $30.2 million in the year ended December 31, 2007.  Gross profit rose 113% to $15.5 million (31.0% of revenues) in 2008, versus $7.3 million (24.2% of revenue) in the previous year.  Pre-tax income before the cumulative effect on prior years of changing the Company’s method of determination of allowance for doubtful accounts increased 132% to $8.8 million in 2008.  Net income, after the cumulative effect of the change in accounting principle noted above and a $1.5 million provision for income taxes, totaled $2.5 million in the year ended December 31, 2008.  The Company recorded pre-tax and after-tax net income of $3.8 million in 2007.  Diluted earnings per share ("E.P.S") before the cumulative effect of the change in accounting principle, increased 40% in 2008 to $0.07, versus diluted E.P.S. of $0.05 in 2007.  The Company reported diluted earnings per share, after the non-recurring charge related to the change in accounting principle, of $0.02 in 2008.

 “We are very pleased to report record revenues and net income, before the cumulative effect of a non-recurring change in accounting principle, for the year ended December 31, 2008; noted Jerry Parish, Chief Executive Officer of The Mint Leasing, Inc.  “Our growth in both revenues and profitability was primarily due to an increase in the number of franchised automobile dealers served by Mint in new and existing markets.”

“The demand for our independent leasing services increased substantially during 2008, partly due to the turmoil in global credit markets, the withdrawal of several automobile companies and major banks from the vehicle leasing business, and the curtailment of such activities by other competitors.  As a result of this increased demand, we have been able to enhance the quality of our lease portfolio by being more selective regarding the credit scores of new customers.”

“The number of automobile dealers seeking alternative leasing solutions has increased dramatically in recent months, and we are working with a number of financing sources to secure the funds necessary to expand our lease portfolio in order to satisfy this rising demand.  Financial alternatives under consideration include a securitization of our lease portfolio, other asset-based financing, and/or an expansion in our traditional bank credit facilities.  Access to additional funding should allow us to take advantage of record demand and achieve significant growth in 2009,” concluded Mr. Parish.

For more information regarding the Company’s 2008 operating results, please see the Form 10-K as filed with the Securities and Exchange Commission on April 15, 2009 which is available on the Internet at www.sec.gov.

About The Mint Leasing, Inc.

The Mint Leasing, Inc. represents an alternative to traditional financing companies by providing its innovative vehicle leasing solutions to the customers of premier automotive retailers.  Most of its customers are located in Texas and six other states in the southeastern U.S.  The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  The Mint Leasing, Inc. is responsible for underwriting criteria and procedures, administration of the leases, and collection of payments from lessees.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTC Bulletin Board under the symbol “MLES”.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. Forward-looking statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product or services development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties, and other risks disclosed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.  The Company takes no obligation to update or correct forward-looking statements, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company.

Contact:  R. Jerry Falkner, CFA, RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com
or
The Mint Leasing, Inc. Investor Relations at investorinfo@mintleasing.com

(Financial Highlights Follow)

The Mint Leasing, Inc.
Consolidated Balance Sheets
For the Years Ended December 31

ASSETS ($000)

	2008	2007

Cash and equivalents	$881	$552
Investment in sales-type leases, net	45,633	29,812
Vehicle inventory	855	675
Property and equipment, net	121	130
Due from affiliates	--	303
Other assets	79	51

TOTAL ASSETS	$47,569	$31,524

LIABILITIES AND SHAREHOLDERS’ EQUITY ($000)

LIABILITIES:

Accounts payable and accrued liabilities	$450	$1,091
Credit facilities	33,000	20,040
Deferred income taxes	1,447	--
Notes payable to related parties	435	364

TOTAL LIABILITIES	35,333	21,495

STOCKHOLDERS’ EQUITY:

Preferred stock Series A	--	--
Preferred stock Series B	2	--
Common stock	82	71
Additional paid-in capital	9,218	(70)
Retained earnings	2,935	10,028

TOTAL STOCKHOLDERS’ EQUITY	12,237	10,029

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,569	$31,524

The Mint Leasing, Inc.
Consolidated Statements of Income
For the Years Ended December 31 ($000)

	2008	2007
REVENUES
Sales-type leases, net	$43,779	$27,537
Amortization of unearned income related to
Sales-type leases	6,251	2,701
Total Revenues	50,029	30,238

COST OF REVENUES
Cost of sales-type leases	24,046	14,914
Repossession and cancelled lease expense	10,435	8,022
Total Cost of Revenues	34,481	22,936

GROSS PROFIT	15,549	7,302

GENERAL AND ADMINISTRATIVE EXPENSE	4,665	2,665

INCOME BEFORE OTHER INCOME (EXPENSE)
FROM CONTINUING OPERATIONS	10,884	4,637

OTHER INCOME (EXPENSE)
Interest expense	(2,109)	(907)
Other income	45	66
Total Other Income (Expense)	(2,064)	(841)

Income before cumulative effect on change in accounting
principle and income tax provision	8,820	3,796

Cumulative effect on prior years of changing method of
determination of allowance for doubtful accounts	4,812	--

INCOME BEFORE TAX	4,007	3,796
Provision for Income Tax	1,476	--

NET INCOME	$2,531	$3,796

Basic average shares outstanding (000)	81,930	70,650

Basic Earnings Per Share
Before effect of change in accounting principle	$0.09	$0.05
Cumulative effect on prior years of changing method
of determination of allowance for doubtful accounts	(0.06)	--
Basic Earnings Per Share	$0.03	$0.05

Diluted average shares outstanding (000)	106,038	70,650

Diluted Earnings Per Share
Before effect of change in accounting principle	$0.07	$0.05
Cumulative effect on prior years of changing method
of determination of allowance for doubtful accounts	(0.05)	--
Diluted Earnings Per Share	$0.02	$0.05